UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 2, 2005

Mercury Interactive Corporation

(Exact name of registrant as specified in its charter)

Delaware	0-22350	77-0224776
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

379 North Whisman Road, Mountain View, California 94043

(Address of Principal Executive Offices)

(Registrant’s Telephone Number, Including Area Code)

(650) 603-5200

(former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Solicitation material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 241.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Mercury Interactive Corporation (“Mercury” or the “Company”) announced today that Amnon Landan has resigned from his positions as the Company’s Chief Executive Officer and Chairman of the Company’s Board of Directors, that Douglas Smith has resigned from his positions as Executive Vice President and Chief Financial Officer of the Company, and that Susan Skaer has resigned from her positions as Vice President, General Counsel and Secretary of the Company. These resignations follow presentation to the Board of the determinations of the Special Committee, summarized in the press release attached as Exhibit 99.1 to this Current Report on Form 8-K.

The Company’s Board of Directors has named Anthony Zingale its new Chief Executive Officer and David Murphy its new Senior Vice President and Chief Financial Officer. Brian Stein has been named the Company’s new Principal Accounting Officer. Mr. Zingale, 49, has been a member of the Board since July 2002 and was named President and Chief Operating Officer of the Company in December 2004. Prior to joining the Company Mr. Zingale was President and Chief Executive Officer of Clarify Inc. from 1997 until it was acquired by Nortel Networks in 2000. Following the acquisition, he served as president of Nortel’s eBusiness Solutions Group. Prior to joining Clarify, Mr. Zingale spent more than 10 years at Cadence Design Systems, Inc. in various executive management positions leading to his role as senior vice president of worldwide marketing.

Mr. Murphy, 43, has served as the Company’s Senior Vice President of Corporate Development since January 2003. He was previously Chief Executive Officer of Asera, Inc. and President and General Manager of Tivoli Systems at IBM. Prior to that Mr. Murphy was head of the private equity investments group at Perot Systems and a partner at McKinsey & Company.

Mr. Stein, 45, has served as the Company’s Chief Accounting Officer since June 2005. Prior to joining the Company, Mr. Stein spent 19 years with Applied Materials where he held various executive accounting and finance positions.

The Company’s Board of Directors has also named Giora Yaron, an existing member of the Company’s Board of Directors, the new Chairman of the Board of Directors.

Item 8.01. Other Events

As previously reported, the Company’s Board of Directors appointed a Special Committee consisting of disinterested members of the Audit Committee to conduct an internal investigation relating to past stock option grants in response to an inquiry which was initiated by the Securities and Exchange Commission in November 2004. The Special Committee was assisted by independent outside legal counsel and accounting experts. As a part of its continuing investigation, the Special Committee has determined the following:

•	From 1995 to the present, there have been forty-nine instances in which the stated date of a Mercury stock option grant is different from the date on which the option appears to have actually been granted. In almost every such instance, the price on the actual date was higher than the price on the stated grant date. These instances represent the overwhelming majority of the grants between January 1996 and April 2002. The misdating occurred with respect to grants to all levels of employees.

•	Chief Executive Officer Amnon Landan, Chief Financial Officer Douglas Smith, and General Counsel Susan Skaer were each aware of and, to varying degrees, participated in the practices discussed above. Each of them also benefited personally from the practices. While each of these officers asserts that he or she did not focus on the fact that the practices and their related accounting were improper, the Special Committee has concluded that each of them knew or should have known that the practices were contrary to the options plan and proper accounting. While the Special Committee is appreciative of and sympathetic to the far-reaching demands of these executives’ positions during this critical period, missing or overlooking a practice as basic and important as the proper granting of options is not acceptable.

•	On at least three occasions, between 1998 and 2001, exercise dates for options exercised by Mr. Landan appear to be incorrectly reported, which would have had the effect of reducing Mr. Landan’s income and exposing the Company to possible penalties for failure to pay withholding taxes.

•	In addition, a $1 million loan to Mr. Landan in 1999 (which has since been repaid) did not appear to have been approved in advance by the Board of Directors and was referred to in some of the Company’s public filings, but was not clearly disclosed.

•	Intentional selection of a favorable price for option grants appears to have ended in or about April 2002, at which time the Company began to follow a different dating practice for grants.

•	The Special Committee believes that questions should have been raised in the minds of the Compensation Committee members from 1995 through 2002 (who included present directors Igal Kohavi, Yair Shamir and Giora Yaron) whether six grants that they approved by unanimous written consent were properly dated. It appears that the Compensation Committee members reasonably, but mistakenly, relied on management to draft the proper documentation for the option grants and to account for the options properly. The Special Committee believes that changes in Board procedures made in recent years will prevent similar oversights occurring in the future.

•	During the relevant period, Mercury’s internal controls and accounting controls with respect to option grants and exercises were inadequate. The weaknesses allowed dates of both grants and exercises to be manipulated. They also allowed grant dates to be changed to provide employees with more favorably priced options. The Company began to improve its controls and procedures in April 2002 and has continued to improve them. The Special Committee believes that changes that Mercury has made with respect to its option practices will help prevent a recurrence of the problems.

•	Based on the evidence reviewed during its investigation, the Special Committee has concluded that the actions of Mr. Landan, Mr. Smith and Ms. Skaer are not acceptable.

A summary of the Special Committee’s determinations is included as an appendix to the press release which is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits

99.1	Press release dated November 2, 2005*

*	Exhibit 99.1 is furnished with this Current Report on Form 8-K and is not deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, and is not incorporated by reference into any filing of the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, whether made before or after the date of this report and irrespective of any general incorporation language in such filing, except as shall be expressly set forth by specific reference in such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 2, 2005	MERCURY INTERACTIVE CORPORATION

	By:	/s/ Anthony Zingale
	Name:	Anthony Zingale
	Title:	Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release dated November 2, 2005*

*	Exhibit 99.1 is furnished with this Current Report on Form 8-K and is not deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, and is not incorporated by reference into any filing of the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, whether made before or after the date of this report and irrespective of any general incorporation language in such filing, except as shall be expressly set forth by specific reference in such filing.